UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2019

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As noted in Item 5.07 below, at the Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) held on May 22, 2019 (the “Annual Meeting”), the Company’s shareholders approved the Tupperware Brands Corporation 2019 Incentive Plan (the “2019 Plan”). The 2019 Plan was approved by the Company’s board of directors (the “Board”) on February 21, 2019, subject to approval by the Company’s shareholders, and is effective May 22, 2019.

The purpose of the 2019 Plan is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s shareholders and by providing participants with an incentive for outstanding performance. The 2019 Plan is further intended to provide flexibility to the Company in its ability to attract, motivate and retain the services of participants upon whose judgment, interest and special efforts the successful conduct of its operations largely is dependent. The 2019 Plan contemplates the grant of cash or equity-based incentive instruments for employees and consultants of the Company, as well as the use in compensating directors of the Company for their services. The number of shares reserved under the 2019 Plan is 850,000, as well as any remaining shares under the Company’s 2016 Incentive Plan. Equity-based incentives could include stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares.

The foregoing description of the 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters described below were voted upon at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of the Company’s shareholders are set forth below:

	For	Against or Withheld	Abstain	Broker non-votes
(1) To elect the following Directors to one year terms expiring in 2020:
Catherine A. Bertini	34,763,816	1,289,841	104,230	6,639,470
Susan M. Cameron	34,439,008	1,605,633	113,246	6,639,470
Kriss Cloninger III	34,809,595	1,244,304	103,988	6,639,470
Meg Crofton	35,476,273	578,760	102,854	6,639,470
E. V. Goings	35,080,229	969,036	108,622	6,639,470
Angel R. Martinez	35,089,356	963,963	104,568	6,639,470
Christopher C. O'Leary	35,686,441	366,425	105,021	6,639,470
Richard T. Riley	35,143,519	909,662	104,706	6,639,470
Joyce M. Roché	34,768,619	1,286,885	102,383	6,639,470
Patricia A. Stitzel	35,508,160	537,895	111,832	6,639,470
M. Anne Szostak	34,765,765	1,289,344	102,778	6,639,470
(2) To approve the advisory vote on the Company's executive compensation program	33,582,931	2,402,569	172,387	6,639,470
(3) To approve the the Tupperware Brands Corporation 2019 Incentive Plan	32,756,835	3,249,616	151,436	6,639,470
(3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 28, 2019:	40,150,496	1,644,182	1,002,679	—

Item 8.01 Other Events.

On May 22, 2019, the Company’s Board appointed Patricia A. Stitzel, its President and Chief Executive Officer, as Chairman of the Board effective following the Annual Meeting. E.V. (Rick) Goings, who served as Chairman of the Board until Ms. Stitzel’s appointment, will continue as a member of the Board of Directors. In addition, Susan M. Cameron will continue to serve as the Company’s Lead Director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Tupperware Brands Corporation 2019 Incentive Plan.
Exhibit 99.1	Press release of Tupperware Brands Corporation dated May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: May 23, 2019	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary